UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2008
PHYSICIANS FORMULA HOLDINGS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-33142 (Commission File Number)	23-0340099 (IRS Employer Identification No.)
1055 West 8th Street Azusa, California91702 (Address of principal executive offices, including Zip Code)
(626) 334-3395 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On September 9, 2008, Physicians Formula, Inc. ("Physicians"), a wholly-owned subsidiary of Physicians Formula Holdings, Inc. (the "Company"), entered into the Second Amendment to Credit Agreement, dated as of September 9, 2008 ("Amendment No. 2"), which amended that certain Credit Agreement, dated as of November 14, 2006 and amended on July 8, 2008 (the "Credit Agreement"), by and among Physicians, the several banks and other lenders from time to time parties to the Credit Agreement and Union Bank of California, N.A., as administrative agent.  Amendment No. 2 permits Physicians to directly purchase shares of the Company’s common stock or to make cash distributions to the Company to allow it to repurchase shares of the Company’s common stock in an amount not to exceed $12 million in the aggregate.

The foregoing description of the material terms of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2 which is filed as Exhibit 10.1 to this Current Report on Form 8-K, the Credit Agreement filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company on December 21, 2006 and the First Amendment to Credit Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on July 11, 2008, each of which are incorporated herein by reference.

Issuer Repurchases Pursuant to Stock Repurchase Program and Trading Plan

In connection with the Repurchase Program described in Item 8.01 of this Current Report on Form 8-K, the Company entered into a written trading plan under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with Deutsche Bank Securities Inc., to facilitate the repurchase of common stock under the Repurchase Program. The Rule 10b5-1 trading plan authorizes daily share repurchases from September 12, 2008 through November 6, 2008 at varying prices, in accordance with the conditions of Rule 10b-18 under the Exchange Act, of up to 25% of the average daily trading volume of the Company’s common stock during the four calendar weeks preceding the week in which the purchases are made. The aggregate purchase price for all shares repurchased under the Rule 10b5-1 trading plan may not exceed $9.75 million.

Item 8.01.  Other Events.

On September 11, 2008, the Board of Directors (the "Board") of the Company authorized the repurchase of up to $10 million of the Company’s outstanding common stock pursuant to a stock repurchase program (the "Repurchase Program"). Under the terms of the Repurchase Program, the Company may repurchase shares through open market purchases or through privately negotiated transactions. The stock repurchase activities will be conducted in compliance with the safe harbor provisions of Rule 10b-18 of the Exchange Act.  The initial repurchases under the Repurchase Program will be made under a Rule 10b5-1 trading plan as described in Item 1.01 of this Current Report on Form 8-K. Other than as set forth in any pre-arranged written trading plans under Rule 10b5-1, the Repurchase Program does not obligate the Company to repurchase any dollar amount or number of shares of its common stock, and the program may be extended, modified, suspended or discontinued at any time.

The press release announcing the Repurchase Program and the Rule 10b5-1 trading plan is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.1

Second Amendment to Credit Agreement, dated September 9, 2008, by and among Physicians Formula, Inc., the several banks and other lenders from time to time to the Credit Agreement and Union Bank of California, N.A., as administrative agent.

99.1	Press Release issued September 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS FORMULA HOLDINGS, INC.

Date: September 11, 2008	By:	/s/ Joseph J. Jaeger
Name: Joseph J. Jaeger
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Second Amendment to Credit Agreement, dated September 9, 2008, by and among Physicians Formula, Inc., the several banks and other lenders from time to time to the Credit Agreement and Union Bank of California, N.A., as administrative agent.

99.1	Press Release issued September 11, 2008.